EXHIBIT 23.2


                          DELOITTE & TOUCHE LETTERHEAD

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Margo Caribe, Inc. (formerly Margo Nursery Farms, Inc.) on Form S-8 of our report dated March 20, 1998 appearing in the Annual Report on Form 10-K of Margo Nursery Farms, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
July 22, 1998